                                                                 Exhibit 99.1





                          COMBINED FINANCIAL STATEMENTS

                        ACCOMMODATIONS AMERICA 1998, INC.

                Period from January 1, 1998 through May 29, 1998
                 and the years ended December 31, 1997 and 1996
                       with Report of Independent Auditors

                        Accommodations America 1998, Inc.

                          Combined Financial Statements


          For the period from January 1, 1998 through May 29, 1998 and the years ended December 31, 1997 and 1996




                                    CONTENTS

Report of Independent Auditors............................................1

Audited Combined Financial Statements
Combined Balance Sheets...................................................2
Combined Statements of Operations.........................................3
Combined Statements of Changes in Equity (Deficit)........................4
Combined Statements of Cash Flows.........................................5
Notes to Combined Financial Statements....................................6

                         Report of Independent Auditors

The Shareholders
Accommodations America 1998, Inc.

We have audited the accompanying combined balance sheets of Accommodations America 1998, Inc. (the "Company") as of May 29, 1998, December 31, 1997 and 1996, and the related combined statements of operations, changes in equity (deficit) and cash flows for the period from January 1, 1998 through May 29, 1998 and the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at May 29, 1998, December 31, 1997 and 1996, and the results of its operations and its cash flows for the period from January 1, 1998 through May 29, 1998 and for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.




July 2, 1998

                       Accommodations America 1998, Inc.

                            Combined Balance Sheets


                                                                             MAY 29                       DECEMBER 31
                                                                              1998                  1997               1996
                                                                       ------------------      ------------------------------------
ASSETS
Cash and cash equivalents                                                 $   831,115            $   876,456          $  800,466
Accounts receivable, net                                                    1,895,650              1,811,749             743,754
Prepaid rent                                                                  924,183                679,011              27,545
Security deposits and other assets                                            812,873                245,978             252,766
Deferred tax assets                                                           446,000                      -                   -
Property on or held for lease, net                                            400,254                192,246                   -
Property and equipment, net                                                   409,865                347,518             176,929
Other assets, net                                                             179,721                200,620                   -
                                                                          -----------            -------------------------------
Total assets                                                              $ 5,899,661            $ 4,353,578          $2,001,460
                                                                          ===========            ===============================

LIABILITIES AND EQUITY (DEFICIT)

    Accounts payable (includes $267,540 in 1998,
      $359,646 in 1997 and $216,216 in
      1996 due to related parties)                                        $ 1,023,426            $   789,466          $  479,675
    Accrued operating expenses                                                852,072                659,087             344,308
    Security deposits                                                         168,948                157,546              66,777
    Unearned revenue                                                          448,788                661,768             460,918
    Shareholders' loans                                                     6,102,195              4,295,192             702,611
                                                                          -----------            -------------------------------
    Total liabilities                                                       8,595,429              6,563,059           2,054,289

Equity (deficit)                                                           (2,695,768)            (2,209,481)            (52,829)
                                                                          -----------            -------------------------------
Total liabilities and equity (deficit)                                    $ 5,899,661            $ 4,353,578          $2,001,460
                                                                          ===========            ===============================


See accompanying notes.

                        Accommodations America 1998, Inc.

                        Combined Statements of Operations


                                                                                   PERIOD FROM
                                                                             JANUARY 1, 1998 THROUGH     YEAR ENDED DECEMBER 31
                                                                                   MAY 29, 1998           1997             1996
                                                                             -----------------------   ---------------------------
Revenues:
    Interim housing revenue                                                       $17,692,249          $36,473,166     $24,076,733
    Other income                                                                      375,163              707,940         328,172
                                                                                  -----------          ---------------------------
Total revenues                                                                     18,067,412           37,181,106      24,404,905

Operating costs and expenses:
    Cost of revenue (including property
        rent of $9,529,371, $19,245,200
        and $12,456,059 in 1998, 1997
        and 1996, respectively)                                                    14,338,047           29,789,748      19,662,732
    Personnel and payroll costs                                                     1,956,176            4,574,520       2,166,939
    Other operating costs (including
        advertising expense of $172,720,
        $557,451 and $451,691 in 1998, 1997 and 1996, respectively)                   931,571            2,551,095       1,718,214
    TCR overhead allocation                                                           564,936            1,078,168         501,095
    Bad debt expense                                                                  484,078              396,130         193,742

    Nonrental depreciation and amortization                                           278,628              189,913          37,192
                                                                                  -----------          ---------------------------
Total operating costs and expenses                                                 18,553,436           38,579,574      24,279,914
                                                                                  -----------          ---------------------------

Earnings (loss) from operations before income tax benefit                            (486,024)          (1,398,468)        124,991

Interest on shareholder loans                                                          94,406              340,951          86,098
                                                                                  -----------          ---------------------------

Net (loss) income before income tax benefit                                          (580,430)          (1,739,419)         38,893
Income tax benefit                                                                    446,000                    -               -
                                                                                  -----------          ---------------------------
Net (loss) income                                                                 $  (134,430)         $(1,739,419)    $    38,893
                                                                                  ===========          ===========================



See accompanying notes.
                                                                             3

                       Accommodations America 1998, Inc.

               Combined Statements of Changes in Equity (Deficit)




                                                                 TOTAL
                                                           ----------------
Balance, January 1, 1996                                     $         -
    Net income                                                    38,893
    Distributions                                                (91,722)
                                                             -----------
Balance, December 31, 1996                                       (52,829)
    Net loss                                                  (1,739,419)
    Distributions                                               (417,233)
                                                             -----------
Balance, December 31, 1997                                    (2,209,481)
    Net loss                                                    (134,430)
    Distributions                                               (351,857)
                                                             -----------
Balance, May 29, 1998                                        $(2,695,768)
                                                             ===========



See accompanying notes.

                       Accommodations America 1998, Inc.

                       Combined Statements of Cash Flows


                                                                       PERIOD FROM JANUARY 1, 1998
                                                                                 THROUGH                   YEAR ENDED DECEMBER 31
                                                                               MAY 29, 1998                 1997             1996
                                                                    ------------------------------    ------------------------------
OPERATING ACTIVITIES
Net (loss) income                                                               $  (134,430)            $(1,739,419)      $  38,893
Adjustments to reconcile net (loss) income to net
 cash provided by operating activities:
        Provision for doubtful accounts                                              52,878                  26,429         167,746
        Depreciation and amortization                                               278,628                 189,913          37,192
        Income tax benefit                                                         (446,000)                      -               -
        Net purchase of property on or held for lease                              (335,063)               (233,440)              -
        Changes in operating assets and liabilities:
           Accounts receivable                                                     (136,779)             (1,094,424)       (911,500)
           Prepaid rent                                                            (245,172)               (651,466)        (27,545)
           Security deposits and other assets                                      (566,895)                  6,788        (252,766)
           Other assets                                                                 726                (248,936)              -
           Accounts payable                                                         233,960                 309,791         479,675
           Accrued operating expenses                                               192,985                 314,779         344,308
           Security deposits                                                         11,402                  90,769          66,777
           Unearned revenue                                                        (212,980)                200,850         460,918
                                                                                -----------             ---------------------------
Net cash (used in) provided by operating activities                              (1,306,740)             (2,828,366)        403,698

INVESTING ACTIVITIES
Additions to property and equipment                                                (193,747)               (270,992)       (214,121)
                                                                                -----------             ---------------------------
Net cash used in investing activities                                              (193,747)               (270,992)       (214,121)

FINANCING ACTIVITIES
Advances on shareholder loans                                                     1,807,003               3,592,581         702,611
Distributions to shareholders                                                      (351,857)               (417,233)        (91,722)
                                                                                -----------             ---------------------------
Net cash provided by financing activities                                         1,455,146               3,175,348         610,889

Net (decrease) increase in cash                                                     (45,341)                 75,990         800,466
Cash at beginning of year                                                           876,456                 800,466               -
                                                                                                        ---------------------------
Cash at end of year                                                             $   831,115             $   876,456       $ 800,466
                                                                                ===========             ===========================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                                          $    28,131             $   192,580       $  84,907
                                                                                ===========             ===========================


See accompanying notes.
                                                                             5

                       Accommodations America 1998, Inc.

                     Notes to Combined Financial Statements

                                  May 29, 1998


1. ORGANIZATION AND BASIS OF PRESENTATION

Accommodations America 1998, Inc. (the "Company") is a provider of interim housing for corporate clients and professionals. Through its twelve regional offices, the Company provides fully furnished high-quality apartments for stays of 30 days or more, offering a choice of locations and types of accommodations that are furnished according to the customer needs and preferences and generally priced comparatively or more affordably than traditional full service hotels or all-suite hotels.

Prior to 1996, the interim housing activity was operated by various separate legal entities of an organization commonly referred to as Trammell Crow Residential ("TCR") along with TCR's other business activities. The interim housing activity had no separate or discrete identity.

Beginning in 1996, TCR began accounting for the business activity as divisions of the various taxable legal entities. Effective January 2, 1997, new legal entities were formed (which elected to be treated as a corporation for tax purposes under Subchapter S of the Internal Revenue Code ("IRC")) and the assets and liabilities related to the interim housing businesses were transferred to the new entities. Effective January 2, 1998, a new entity (Accommodations America 1998, Inc.) was formed (which elected to be treated for tax purposes as a corporation under Subchapter C of the IRC) and the assets and liabilities of all the Sub S entities were transferred to the new entity.

For both financial reporting in these financial statements as well as for federal and state income tax purposes, the basis of the assets and liabilities of the predecessor entities carried over to the new entities/entity similar to the pooling of interests method of accounting because of the common ownership and control (among other criteria) exercised by the owners before and after each of the transactions.

The financial position and results of operations for 1996 of the separate business units are presented in these financial statements as if the activity were conducted by a separate entity. In addition, the financial position and results of operations of the separate legal entities have been combined in these financial statements because of the control exercised by a common majority of the partners/shareholders in all the entities throughout the time period presented.

                       Accommodations America 1998, Inc.

               Notes to Combined Financial Statements (continued)



1.  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

As of May 29, 1998, the Company had 1,000 shares of common stock authorized, of which 109.98 shares of common stock were issued and outstanding. Shares of stock were issued without consideration because, in the opinion of the Company, such shares had no fair value on such dates. Further, any shares reacquired by the Company were done so without consideration.

For convenience, the entities/entity described above are hereinafter referred to as the "Company" and the owners are referred to as "shareholders."

MERGER WITH EXECUSTAY CORPORATION

On May 29, 1998, ExecuStay Corporation of America ("ExecuStay America"), a wholly owned subsidiary of ExecuStay Corporation ("ExecuStay"), acquired the Company pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated April 24, 1998, between the Company, ExecuStay, ExecuStay America and Trammell Crow Residential Company for $12,750,000 in cash (the "Cash Consideration") and 1,104,494 shares of common stock of ExecuStay (the "Stock Consideration"). Twenty percent of the Cash Consideration and 20% of the Stock Consideration are being held in escrow for 120 days pending the resolution of the post-closing adjustments and indemnification provisions contained in the Merger Agreement. Pursuant to the Merger Agreement, each share of the issued and outstanding capital stock of the Company was converted into either cash or a combination of cash and common stock of ExecuStay.

As of May 29, 1998, the Company was merged with and into ExecuStay America and the separate existence of the Company ceased. The Company understands that ExecuStay and ExecuStay America intend to continue such operations.

2.  BASIS OF ACCOUNTING

CASH AND CASH EQUIVALENTS

The Company considers cash deposits with financial institutions and short-term investments with initial maturities of 90 days or less to be cash equivalents.

                       Accommodations America 1998, Inc.

2.  BASIS OF ACCOUNTING (CONTINUED)

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company enters into leases with corporations and professionals with terms ranging generally from one month to one year. The Company recognizes interim housing revenue as scheduled payments become due under the terms of the lease agreement.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is generally recorded using the straight-line method over the estimated useful lives of three to five years. Leasehold improvements are amortized over the lease term.

PROPERTY ON OR HELD FOR LEASE

Furniture and household amenities on or held for lease are depreciated over an estimated useful life of seven years for furniture and five years for household amenities.

OTHER ASSETS

Other assets consist primarily of goodwill paid in connection with a business acquisition and is being amortized on a straight-line basis over five years.

                       Accommodations America 1998, Inc.

3.  ACQUISITIONS

On April 30, 1997, the Company purchased for cash certain leases and contracts of an interim housing business in Texas for $549,500. In conjunction with the purchase, the Company entered into a five-year non-compete agreement. The Company accounted for the transaction using purchase accounting and recorded certain intangible assets, including $239,200 relating to goodwill. Earnings since the acquisition date have been included in these financial statements.

4.  ACCOUNTS RECEIVABLE

The Company grants unsecured credit to corporate and individual customers throughout the United States. Provisions have been established for uncollectible amounts.

                                                      MAY 29, 1998       DECEMBER 31, 1997      DECEMBER 31, 1996
                                             ------------------------------------------------------------------------
Rent receivable                                       $1,849,885            $1,745,179               $ 893,444
Amounts due from affiliates                              108,821                72,101                  14,157
Other accounts receivable                                183,997               188,644                   3,899
Reserve for doubtful accounts                           (247,053)             (194,175)               (167,746)
                                                      --------------------------------------------------------
Accounts receivable, net                              $1,895,650            $1,811,749               $ 743,754
                                                      ========================================================

                       Accommodations America 1998, Inc.

5.  PROPERTY ON OR HELD FOR LEASE

The following is a summary of property on or held for lease:

                                                             MAY 29, 1998        DECEMBER 31, 1997      DECEMBER 31, 1996
                                                     -----------------------------------------------------------------------------
Housewares                                                      $ 568,503            $233,440               $       -
Less accumulated depreciation                                    (168,249)            (41,194)                      -
                                                                -----------------------------------------------------
                                                                $ 400,254            $192,246               $       -
                                                                =====================================================

Depreciation expense for the period January 1, 1998 through May 29, 1998 and for the years ended December 31, 1997 and 1996 totaled $127,055, $41,194 and $-0-, respectively.

6.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                           MAY 29, 1998      DECEMBER 31, 1997        DECEMBER 31, 1996
                                                       --------------------------------------------------------------------
Computer equipment and software                              $ 383,979           $ 220,185                   $112,670
Furniture and equipment                                        210,272             205,402                     77,381
Leasehold improvements                                          65,213              40,130                     24,070
Vehicle                                                         19,396              19,396                          -
                                                             --------------------------------------------------------
Total property and equipment                                   678,860             485,113                    214,121


Accumulated depreciation and amortization                     (268,995)           (137,595)                   (37,192)
                                                             --------------------------------------------------------
                                                             $ 409,865           $ 347,518                   $176,929
                                                             ========================================================

Depreciation expense for the period January 1, 1998 through May 29, 1998 and the years ended December 31, 1997 and 1996 totaled $131,400, $100,403 and $37,192, respectively.

                       Accommodations America 1998, Inc.

7.  RELATED PARTY TRANSACTIONS

The Company and TCR engage in various intercompany transactions including the arrangements for TCR to provide various services to the Company. Such services are currently provided pursuant to various verbal intercompany arrangements. Services provided under the intercompany arrangements are accounting, marketing, corporate, legal and other miscellaneous support and administrative services. Fees paid for these services were approximately $564,936, $1,078,168 and $501,095 for the period January 1, 1998 through May 29, 1998 and the years ended December 31, 1997 and 1996, respectively.

The Company also rents a significant number of apartment units managed or owned by TCR or its affiliates. Lease terms are typically month to month with leases generally not exceeding one year term.

Certain shareholders and TCR affiliates provided loans to the Company to fund working capital. The loans bear interest at various rates and were generally unsecured. Subsequent to May 29, 1998, the shareholder loan balance was paid from proceeds provided as part of the Merger Agreement, as discussed above.

8.  COMMITMENTS AND CONTINGENCIES

The Company has noncancelable operating lease obligations for office space expiring in 2001.

Future minimum payments under all noncancelable operating leases with terms in excess of one year were as follows as of May 29, 1998:


                1999                                             $ 61,716
                2000                                               64,095
                2001                                               21,607
                                                                 --------
                                                                 $147,418
                                                                 ========

Rental expense for the period January 1, 1998 through May 29, 1998, and the years ended December 31, 1997 and 1996 amounted to $144,990, $306,750 and $108,334, respectively.

                       Accommodations America 1998, Inc.

9.  INCOME TAXES

As discussed in Note 1, prior to 1998, the Company's income tax obligations were passed through to its owners as provided under the provisions of the Internal Revenue Code (IRC). In 1996, the twelve regional operating centers were included in the consolidated federal, and in certain combined state and local partnership returns filed by TCR entities. During 1997, the Company filed its federal and state income tax returns under the provisions of Subchapter S of the IRC. Accordingly, no provision or liability for income tax is provided in the 1996 or 1997 financial statements.

Effective January 2, 1998, the Company converted its tax status to that provided under Subchapter C of the IRC and thus became liable for federal and state income taxes. Accordingly, the Company adopted the liability method of accounting for income taxes. Under this method, the provision for income taxes is based on income or loss recognized for financial statement purposes and includes the effects of temporary differences between such income or loss and that recognized for tax return purposes. Deferred income taxes, if any, are recorded to reflect the tax consequences in future years of the differences between the tax bases of assets and liabilities an their financial reporting amounts.

Significant temporary differences for the Company are related to the provision for doubtful accounts which is not deductible, and unearned revenue which is taxable, for tax reporting purposes.

The liability method requires that the deferred tax effects of a change in tax status be included in income from continuing operation on the date the change in tax status occurs. Accordingly, a deferred income tax asset of $251,000 (net of valuation allowance of $74,000) and corresponding income tax benefit was provided on January 2, 1998 to reflect the tax consequences in future years of the difference between the tax bases of assets and liabilities and their financial reporting amounts.

                       Accommodations America 1998, Inc.

9.  INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities as of May 29, 1998 are as follows:

               Deferred Tax Assets:
                  Allowance for doubtful accounts                 $ 94,000
                  Unearned revenue                                 171,000
                  Net operating loss                               275,000
                                                                  --------
                                                                   540,000
                  Less valuation allowance                         (94,000)
                                                                  --------
                                                                  $446,000
                                                                  ========


The valuation allowance increased by $20,000 during 1998.

The income tax benefit for 1998 consists of the adjustment discussed above of $251,000 recorded as of January 2, 1998 and a $195,000 deferred federal and state benefit associated with the activity for the period January 2, 1998 to May 29, 1998.

The Company's effective tax rate on its income (loss) before taxes differs from the statutory federal regular tax rate as follows:

               Expected tax benefit                                   34.0%
               State taxes (net of federal benefit)                    4.1
               Valuation allowance change                             (3.4)
               Other                                                  (1.1)
                                                                      ----
                                                                      33.6%
                                                                      ====


As of May 29, 1998, the Company had an estimated net operating loss carryforward
(NOL) for federal and state income tax purposes of $725,000 which will expire in approximately 20 years. The acquisition of the Company's stock is discussed in
Note 1 constitutes an ownership change within the meaning of Section 382 of the Internal Revenue Code which section limits the annual amount of the NOL which can be utilized to offset post-merger taxable income.